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                                  EXHIBIT 99.2


             GRANT PRIDECO ANNOUNCES RETIREMENT OF FRANCES R. POWELL



GRANT PRIDECO, INC. (NYSE:GRP) today announced that Frances R. Powell, Chief Financial Officer of the Company, would be leaving to pursue personal interests. A search is underway for a replacement. Ms. Powell will continue as Chief Financial Officer until September 1, 2001 or until her replacement is found.

         Grant Prideco is the world's leader in drill stem technology development and drill pipe manufacturing, sales and service, in addition to being a leading provider of engineered connections and premium tubulars in North America.

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CONTACT:
Frances Powell 281 297-8536